UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 13, 2011, Empire Resorts, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Meeting”) in New York, New York for the purposes of (i) electing six directors to serve on the Board of Directors of the Company for a one year term that expires at the 2012 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal and (ii) approving an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation in order to effect a one-for-three reverse split (the “Reverse Split”) of the Company’s common stock.

Below are the voting results for the matters submitted to a vote of the Company’s stockholders at the Meeting:

(i) Election of six Directors: All nominees were elected as Directors with the following vote:

Nominee	For	Withheld
Joseph A. D’Amato	60,041,661	569,668
Emanuel R. Pearlman	60,018,775	592,554
Au Fook Yew	60,039,061	572,268
Gregg Polle	60,016,741	594,588
James Simon	60,043,345	567,984
Nancy A. Palumbo	60,059,521	551,808

(ii) Approval of Amendment and Reverse Split: The proposal to approve the Amendment and the Reverse Split was approved with 76,247,476 votes in favor, 1,835,031 votes against and 263,637 abstentions. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The press release announcing the Reverse Split is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

99.1	Press release, dated December 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2011

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer

Exhibit Index

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

99.1	Press release, dated December 13, 2011